UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 12, 2014

EMDEON INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-34435	20-5799664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Lebanon Pike, Suite 1000 Nashville, TN		37214
(Address of Principal Executive Offices)		(Zip Code)

(615) 932-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 12, 2014, Emdeon Inc. (the “Company”), entered into Amendment No. 3 (“Amendment No. 3”) to the Credit Agreement, dated as of November 2, 2011, as amended on April 24, 2012 and April 25, 2013 (the “Credit Agreement”), among the Company, the other borrowers party thereto, Bank of America, N.A., as administrative agent, swing line lender, letter of credit issuer and collateral agent, and each lender party, guarantor and agent thereto to add a new class of Term B-3 Loans (the “New Term Loans”) in an aggregate principal amount of $160.0 million on the same terms as the existing Term B-2 Loans.

The proceeds of the New Term Loans were used to repay a certain amount of revolving loans outstanding under the revolving facility, to pay fees and expenses incurred by the Company in connection with Amendment No. 3 and for working capital and general corporate purposes, including acquisitions. Such acquisitions include the acquisition of Change Healthcare Corporation on November 25, 2014 for $135 million in cash paid at closing (plus future contingent payments of up to $50 million based upon the attainment of financial performance objectives of the acquired business through the end of 2017), as well as the acquisition on December 10, 2014 of AdminiSource Communications, Inc., the payment and communication solutions (PCS) business of Alegeus Technologies, LLC, an industry leading provider of consumer directed healthcare solutions, for approximately $35 million in cash.

The Company may voluntarily prepay outstanding New Term Loans, without premium or penalty, other than customary “breakage” costs with respect to Eurodollar loans and, with respect to the New Term Loans only, a 1% premium on the outstanding amount of any New Term Loans prepaid or refinanced in connection with certain repricing transactions occurring on or prior to June 12, 2015.

The foregoing description of Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 3, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith to this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Amendment No. 3 to the Credit Agreement, dated as of December 12, 2014, among Emdeon Inc., the other borrowers party thereto, Bank of America, N.A., as administrative agent, swing line lender, letter of credit issuer and collateral agent thereunder, and the lenders, guarantors and agents party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMDEON INC.

Date: December 12, 2014	By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amendment No. 3 to the Credit Agreement, dated as of December 12, 2014, among Emdeon Inc., the other borrowers party thereto, Bank of America, N.A., as administrative agent, swing line lender, letter of credit issuer and collateral agent thereunder, and the lenders, guarantors and agents party thereto.